THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE DEBTOR THAT SUCH REGISTRATION IS NOT REQUIRED.

$30,000.00	San Francisco, California
Effective Date: February 16, 2001

CONVERTIBLE PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, BURST.COM, INC., a corporation organized under the laws of Delaware (“Debtor”), promises to pay to DRAYSEC FINANCE LIMITED (“Lender”), at San Francisco, California, or at Windermere House, 404 East Bay Street, P.O. Box SS-5539, Nassau, Bahamas, the aggregate sum of Thirty Thousand Dollars ($30,000.00) bearing simple interest on the unpaid principal balance of this Note, from the date of this Note until this Note is paid in full at 6.0% per year. Accrued interest shall be computed on the basis of a 360-day year, based on the actual number of days elapsed. All principal and accrued interest will be due and payable in a single lump sum on the one year anniversary date of the Effective Date set forth above, if not earlier converted to equity as set forth below. All payments shall be made in lawful money of the United States, without offset, deduction, or counterclaim of any kind.

     All sums remaining unpaid under this Note shall become immediately due and payable, at Lender’s option, without notice, demand, or presentment, and regardless of any prior forbearance, on the occurrence of any of the following events:

(a)	Debtor’s failure to make payment due under this Note at its maturity;

(b)	the filing of a petition in bankruptcy by Debtor;

(c)	the making of a general assignment for the benefit of creditors by Debtor; or

(d)	upon Debtor’s receipt of no less than $5,000,000 in the aggregate in equity investment since the Effective Date.

     No delay or omission by Lender in exercising any right or remedy under this Note, or any other agreement executed in connection with this Note, shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies under this Note or any other agreement executed in connection with this Note. All rights of Lender stated in this Note are cumulative and in addition to all other rights provided by law, in equity, or in any agreement executed in connection with this Note.

     This Note may be prepaid only with the consent of a majority in interest of the holders of notes purchased pursuant to that Note Purchase Agreement (the “Purchase Agreement”) dated for reference purposes only as of February 16, 2001 (the “Majority Holders”). After Debtor has given notice to the Majority Holders of its election to make a prepayment, and the Majority Holders have consented to such prepayment, the amount to be paid shall be due and payable on the date stated in the notice, which date shall not be less than ten (10) days after the date of the notice. Any partial prepayment shall be credited first to accrued interest, then to principal. No prepayment shall extend or postpone the due date of any subsequent payment. This Note is convertible into equity of Debtor upon the occurrence of the following events and upon the other terms and conditions set forth below.

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1. Conversion Events and Terms.

(i) Unless payment on this Note has earlier been made, in the event of a “Change in Control” (as defined below), all principal under this Note (and under all other Notes issued pursuant to the Purchase Agreement) will convert at the option of the Majority Holders into equity of Debtor immediately prior to the effective time of such Change in Control into a new series of Preferred Stock to be identified as Series A-2001 Preferred Stock at a per share conversion price of Five Dollars ($5.00) per share, which series shall provide in a Certificate of Designation to be filed by Debtor with the Delaware Secretary of State for a liquidation preference of $7.50 per share in preference to any other equity of Debtor. The Certificate of Designation shall also provide that such Series A-2001 Preferred Stock is redeemable by Debtor upon at least ten (10) days advance written notice at a redemption price of $7.50 per share. The foregoing rights, preferences and privileges set forth in the Certificate of Designation shall be amendable only with the consent of holders of 51% or more of the then outstanding shares of Series A-2001 Preferred Stock. Debtor shall provide at least twenty (20) days advance written notice prior to a Change in Control and Lender shall notify Debtor of its election to convert within ten (10) days after receipt of such notice. In addition, any principal or interest outstanding on this Note may be offset by Lender against the purchase price of an equity interest in Debtor or its successor in interest that Lender and Debtor may arrange, independent of this conversion feature.

(ii) Notwithstanding the Majority Holders’ conversion right set forth above, in lieu of issuing the Series A-2001 Preferred Stock, Debtor shall have the right to redeem this Note and all Notes issued pursuant to the Purchase Agreement (including all accrued interest then owed) for an amount equal to the Liquidation Preference of the Series A-2001 Preferred Stock to be issued upon conversion.

(iii) “Change in Control” for purposes of this Note means a consolidation or merger in which the stockholders of Debtor prior to such merger or consolidation will own less than 50% of the voting power of the surviving entity immediately following such merger or consolidation, or the sale of substantially all of the assets of Debtor.

     2. Conversion Procedure. Before Lender shall be entitled to receive a certificate for shares of Debtor’s equity or receive the proceeds from a redemption of this Note, Lender shall surrender this Note, duly endorsed, at the principal office of Debtor. At its expense, Debtor shall, as soon as practicable thereafter, issue and deliver to Lender at such principal office a certificate or certificates for the number of shares of such Debtor’s equity to which Lender shall be entitled upon such conversion (bearing such restrictive legends as are required by the terms of the Purchase Agreement and applicable state and federal securities law in the opinion of counsel to Debtor) or the redemption cash proceeds, as the case may be. In the event of any conversion of this Note pursuant to subsection 1 above, such conversion shall be deemed to have been made immediately prior to the Change in Control.

     3. Mechanics and Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of Debtor issuing any fractional shares to Lender upon the conversion of this Note, Debtor shall pay to Lender the amount of outstanding principal that is not so converted, such payment to be in cash as provided below. Upon conversion of this Note and/or payment of all principal and accrued interest, Debtor shall be forever released from all its obligations and liabilities under this Note.

     4. Market Stand-off. In connection with any underwritten public registration of Debtor’s securities, Lender agrees, upon the request of Debtor or the underwriter(s) managing such underwritten offering of the Debtor’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of Debtor heretofore or hereafter acquired by Lender (other than those included in the registration) without the prior written consent of the Debtor and such underwriter(s), as the case may be, for a period of time, not to exceed one hundred and eighty (180) days after the effective date of such registration (the “Lock-up Period”). Upon request by the Debtor, Lender shall enter into any further agreement in writing in a form reasonably satisfactory to Debtor and such underwriter(s) to effectuate this lock-up. Debtor may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the Lock-up Period.

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     5. Legend. Each certificate or instrument evidencing securities which Lender may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for this Debtor) shall be imprinted with legends substantially in the following form:

THE SECURITIES TO WHICH THIS INSTRUMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS THIS CORPORATION HAS RECEIVED AN OPINION FROM COUNSEL, SATISFACTORY TO THIS CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO A “LOCK-UP” PROVISION RESTRICTING THE TRANSFER OF THE SECURITIES IN CONNECTION WITH AN UNDERWRITTEN PUBLIC OFFERING AS SET FORTH IN THAT CERTAIN CONVERTIBLE PROMISSORY NOTE DATED EFFECTIVE FEBRUARY 16, 2001 BY AND BETWEEN THE ORIGINAL HOLDER HEREOF AND THIS CORPORATION.

     Debtor shall be entitled to enter stop transfer notices on its transfer books with respect to such securities.

     6. Attorneys Fees. If any action is instituted on this Note, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which the party or parties may be entitled. Diligence, demand, presentment, notice of dishonor, and protest are waived by Debtor, and any and all makers, sureties, guarantors, and endorsers of this Note, and their successors and assigns. Time is of the essence for every obligation under this Note. This Note shall not be transferable or assignable in any manner, except to affiliates of Lender, and no interest shall be pledged or otherwise encumbered by Lender without the express written consent of Debtor, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

     This Note shall be construed under the laws of the State of California, as such laws are applied to contracts entered into and performed entirely within that state by residents thereof.

     IN WITNESS WHEREOF, Debtor has executed and delivered this Note as of the day and year and at the place first above written.

BURST.COM, INC. By: ———————————————————— Richard Lang, Chairman and Chief Executive Officer

DRAYSEC FINANCE LIMITED Accepted by: ———————————————— Print Name: ————————————————

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THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE DEBTOR THAT SUCH REGISTRATION IS NOT REQUIRED.

$70,000.00	San Francisco, California
Effective Date: February 16, 2001

CONVERTIBLE PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, BURST.COM, INC., a corporation organized under the laws of Delaware (“Debtor”), promises to pay to DRAYSEC FINANCE LIMITED (“Lender”), at San Francisco, California, or at Windermere House, 404 East Bay Street, P.O. Box SS-5539, Nassau, Bahamas, the aggregate sum of Seventy Thousand Dollars ($70,000.00) bearing simple interest on the unpaid principal balance of this Note, from the date of this Note until this Note is paid in full at 6.0% per year. Accrued interest shall be computed on the basis of a 360-day year, based on the actual number of days elapsed. All principal and accrued interest will be due and payable in a single lump sum on the one year anniversary date of the Effective Date set forth above, if not earlier converted to equity as set forth below. All payments shall be made in lawful money of the United States, without offset, deduction, or counterclaim of any kind.

     All sums remaining unpaid under this Note shall become immediately due and payable, at Lender’s option, without notice, demand, or presentment, and regardless of any prior forbearance, on the occurrence of any of the following events:

(a)	Debtor’s failure to make payment due under this Note at its maturity;

(b)	the filing of a petition in bankruptcy by Debtor;

(c)	the making of a general assignment for the benefit of creditors by Debtor; or

(d)	upon Debtor’s receipt of no less than $5,000,000 in the aggregate in equity investment since the Effective Date.

     No delay or omission by Lender in exercising any right or remedy under this Note, or any other agreement executed in connection with this Note, shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies under this Note or any other agreement executed in connection with this Note. All rights of Lender stated in this Note are cumulative and in addition to all other rights provided by law, in equity, or in any agreement executed in connection with this Note.

     This Note may be prepaid only with the consent of a majority in interest of the holders of notes purchased pursuant to that Note Purchase Agreement (the “Purchase Agreement”) dated for reference purposes only as of February 16, 2001 (the “Majority Holders”). After Debtor has given notice to the Majority Holders of its election to make a prepayment, and the Majority Holders have consented to such prepayment, the amount to be paid shall be due and payable on the date stated in the notice, which date shall not be less than ten (10) days after the date of the notice. Any partial prepayment shall be credited first to accrued interest, then to principal. No prepayment shall extend or postpone the due date of any subsequent payment. This Note is convertible into equity of Debtor upon the occurrence of the following events and upon the other terms and conditions set forth below.

1

1. Conversion Events and Terms.

(i) Unless payment on this Note has earlier been made, in the event of a “Change in Control” (as defined below), all principal under this Note (and under all other Notes issued pursuant to the Purchase Agreement) will convert at the option of the Majority Holders into equity of Debtor immediately prior to the effective time of such Change in Control into a new series of Preferred Stock to be identified as Series A-2001 Preferred Stock at a per share conversion price of Five Dollars ($5.00) per share, which series shall provide in a Certificate of Designation to be filed by Debtor with the Delaware Secretary of State for a liquidation preference of $7.50 per share in preference to any other equity of Debtor. The Certificate of Designation shall also provide that such Series A-2001 Preferred Stock is redeemable by Debtor upon at least ten (10) days advance written notice at a redemption price of $7.50 per share. The foregoing rights, preferences and privileges set forth in the Certificate of Designation shall be amendable only with the consent of holders of 51% or more of the then outstanding shares of Series A-2001 Preferred Stock. Debtor shall provide at least twenty (20) days advance written notice prior to a Change in Control and Lender shall notify Debtor of its election to convert within ten (10) days after receipt of such notice. In addition, any principal or interest outstanding on this Note may be offset by Lender against the purchase price of an equity interest in Debtor or its successor in interest that Lender and Debtor may arrange, independent of this conversion feature.

(ii) Notwithstanding the Majority Holders’ conversion right set forth above, in lieu of issuing the Series A-2001 Preferred Stock, Debtor shall have the right to redeem this Note and all Notes issued pursuant to the Purchase Agreement (including all accrued interest then owed) for an amount equal to the Liquidation Preference of the Series A-2001 Preferred Stock to be issued upon conversion.

(iii) “Change in Control” for purposes of this Note means a consolidation or merger in which the stockholders of Debtor prior to such merger or consolidation will own less than 50% of the voting power of the surviving entity immediately following such merger or consolidation, or the sale of substantially all of the assets of Debtor.

     2. Conversion Procedure. Before Lender shall be entitled to receive a certificate for shares of Debtor’s equity or receive the proceeds from a redemption of this Note, Lender shall surrender this Note, duly endorsed, at the principal office of Debtor. At its expense, Debtor shall, as soon as practicable thereafter, issue and deliver to Lender at such principal office a certificate or certificates for the number of shares of such Debtor’s equity to which Lender shall be entitled upon such conversion (bearing such restrictive legends as are required by the terms of the Purchase Agreement and applicable state and federal securities law in the opinion of counsel to Debtor) or the redemption cash proceeds, as the case may be. In the event of any conversion of this Note pursuant to subsection 1 above, such conversion shall be deemed to have been made immediately prior to the Change in Control.

     3. Mechanics and Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of Debtor issuing any fractional shares to Lender upon the conversion of this Note, Debtor shall pay to Lender the amount of outstanding principal that is not so converted, such payment to be in cash as provided below. Upon conversion of this Note and/or payment of all principal and accrued interest, Debtor shall be forever released from all its obligations and liabilities under this Note.

     4. Market Stand-off. In connection with any underwritten public registration of Debtor’s securities, Lender agrees, upon the request of Debtor or the underwriter(s) managing such underwritten offering of the Debtor’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of Debtor heretofore or hereafter acquired by Lender (other than those included in the registration) without the prior written consent of the Debtor and such underwriter(s), as the case may be, for a period of time, not to exceed one hundred and eighty (180) days after the effective date of such registration (the “Lock-up Period”). Upon request by the Debtor, Lender shall enter into any further agreement in writing in a form reasonably satisfactory to Debtor and such underwriter(s) to effectuate this lock-up. Debtor may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the Lock-up Period.

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     5. Legend. Each certificate or instrument evidencing securities which Lender may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for this Debtor) shall be imprinted with legends substantially in the following form:

THE SECURITIES TO WHICH THIS INSTRUMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS THIS CORPORATION HAS RECEIVED AN OPINION FROM COUNSEL, SATISFACTORY TO THIS CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO A “LOCK-UP” PROVISION RESTRICTING THE TRANSFER OF THE SECURITIES IN CONNECTION WITH AN UNDERWRITTEN PUBLIC OFFERING AS SET FORTH IN THAT CERTAIN CONVERTIBLE PROMISSORY NOTE DATED EFFECTIVE FEBRUARY 16, 2001 BY AND BETWEEN THE ORIGINAL HOLDER HEREOF AND THIS CORPORATION.

     Debtor shall be entitled to enter stop transfer notices on its transfer books with respect to such securities.

     6. Attorneys Fees. If any action is instituted on this Note, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which the party or parties may be entitled. Diligence, demand, presentment, notice of dishonor, and protest are waived by Debtor, and any and all makers, sureties, guarantors, and endorsers of this Note, and their successors and assigns. Time is of the essence for every obligation under this Note. This Note shall not be transferable or assignable in any manner, except to affiliates of Lender, and no interest shall be pledged or otherwise encumbered by Lender without the express written consent of Debtor, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

     This Note shall be construed under the laws of the State of California, as such laws are applied to contracts entered into and performed entirely within that state by residents thereof.

     IN WITNESS WHEREOF, Debtor has executed and delivered this Note as of the day and year and at the place first above written.

BURST.COM, INC. By: ———————————————————— Doug Glen, President and Chief Executive Officer

DRAYSEC FINANCE LIMITED Accepted by: ———————————————— Print Name: ————————————————

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